EXHIBIT 31.4
CERTIFICATIONS
I, Shane R. Tackett, certify that:

1.I have reviewed this Amendment No. 1 to the Form 10-Q/A of Alaska Air Group, Inc. for the period ended March 31, 2020;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 28, 2020

By	/s/ SHANE R. TACKETT
Shane R. Tackett
Executive Vice President/Finance and Chief Financial Officer